INVESTMENT MANAGEMENT

Reliable Partner | Reliable Investing®

(d)(6)(i)

May 1, 2025

Catrina Willingham

Vice President – Controller

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327-4347

RE: Addition of Newly Established Series

Dear Ms. Willingham:

Pursuant to the Sub-Advisory Agreement, effective as of June 1, 2018, as amended (the “Agreement”), between Voya Investments, LLC and Voya Investment Management Co. LLC, we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to Voya Target Retirement 2070 Fund (the “Fund”), effective on May 1, 2025, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to the Amended Schedule A of the Agreement. The Amended Schedule A, with the annual sub-advisory fee indicated for the Fund, is attached hereto. The remaining terms and conditions set forth in the Agreement will remain unchanged.

Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to the Fund by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic________________

Todd Modic

Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: /s/ Catrina Willingham__________

Name: Catrina Willingham

Title: Vice President – Controller, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Annual Sub-Advisory Fee
(as a percentage of average daily
Assets allocated to the Sub-Adviser)

Voya Target In-Retirement Fund	0.0810% on all assets

Voya Target Retirement 2025 Fund	0.0810% on all assets

Voya Target Retirement 2030 Fund	0.0810% on all assets

Voya Target Retirement 2035 Fund	0.0810% on all assets

Voya Target Retirement 2040 Fund	0.0810% on all assets

Voya Target Retirement 2045 Fund	0.0810% on all assets

Voya Target Retirement 2050 Fund	0.0810% on all assets

Voya Target Retirement 2055 Fund	0.0810% on all assets

Voya Target Retirement 2060 Fund	0.0810% on all assets

Voya Target Retirement 2065 Fund	0.0810% on all assets

Voya Target Retirement 2070 Fund	0.0810% on all assets

Effective Date: May 1, 2025, to reflect the addition of Voya Target Retirement 2070 Fund.